CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 4 to the registration statement on Form N-4 (the "Registration Statement") of our report dated February 25, 1999, relating to the financial statements appearing in the December 31, 1998 Annual Report to Contractowners of The Guardian Separate Account E, which are also incorporated by reference into the Registration Statement. We also consent to the use in the Statement of Additional Information of our report dated February 25, 1999, relating to the statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus. We also consent to the references to us under the heading "Summary Financial Information about the Separate Account" in the Prospectus and under the heading "Experts" in the Statement of Additional Information. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Summary Financial Information about the Separate Account."

PricewaterhouseCoopers LLP
New York, NY
June 25, 1999